UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Securities for Services

Quarterly Reimbursement

On October 31, 2017, Bluerock Residential Growth REIT, Inc. (the “Company”) entered into an Administrative Services Agreement (the “Administrative Services Agreement”) with Bluerock Residential Holdings, L.P. (the “Operating Partnership”), Bluerock TRS Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Operating Partnership (the “OP Sub”), and Bluerock REIT Operator, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “REIT Operator,” and collectively with the Company, the Operating Partnership and the OP Sub, the “Company Parties,” and each, a “Company Party”), and Bluerock Real Estate, L.L.C., a Delaware limited liability company (“BRRE”) and its affiliate, Bluerock Real Estate Holdings, LLC, a Delaware limited liability company (“BREH,” and together with BRRE, the “BRRE Entities”). Pursuant to the Administrative Services Agreement, the BRRE Entities provide the Company with certain human resources, investor relations, marketing, legal and other administrative services (the “Services”) to facilitate the transition of the Company’s management of its operations, and enable the Company to benefit from operational efficiencies created by access to such Services, following the internalization of the Company’s management. Under the Administrative Services Agreement, the BRRE Entities are each entitled to quarterly reimbursement by the Company Parties for all costs incurred in performing the Services (each, a “Quarterly Reimbursement”), the calculation of which is reviewed by the Company’s board of directors (the “Board”), and which is payable either in cash or in long-term incentive plan units of the Operating Partnership (“LTIP Units”), at the election of the Board.

On August 2, 2018, the BRRE Entities provided the Board with the calculation of the Quarterly Reimbursement for the three months ended June 30, 2018. The Board, including its independent directors, having reviewed such calculation, authorized and approved payment of the Quarterly Reimbursement for the three months ended June 30, 2018 entirely in LTIP Units.

The Board, including its independent directors, further approved the issuance by the Operating Partnership to the BRRE Entities, on August 9, 2018 (five business days following August 2, 2018) (the “Issuance Date”), of a number of LTIP Units equal to (i) the dollar amount of the portion of the Quarterly Reimbursement payable in such LTIP Units (calculated by the BRRE Entities as $356,836), divided by (ii) the volume weighted average price per share of the Company’s Class A common stock, $0.01 par value per share, on the NYSE American on the twenty (20) trading days prior to the Issuance Date (the “Q2 Reimbursement LTIP Units”), in payment of the Quarterly Reimbursement.

On the Issuance Date of August 9, 2018, the BRRE Entities calculated, as set forth in the Administrative Services Agreement, that 39,066 Q2 Reimbursement LTIP Units would be issued to the BRRE Entities in payment of the Quarterly Reimbursement, and the Operating Partnership issued 39,066 Q2 Reimbursement LTIP Units to the BRRE Entities in payment thereof.

The Board authorized the Company, as the General Partner of the Operating Partnership, to cause the Operating Partnership to issue the Q2 Reimbursement LTIP Units to the BRRE Entities in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D. Each of the BRRE Entities has a substantive, pre-existing relationship with the Company and is an “accredited investor” as defined in Regulation D.

The Q2 Reimbursement LTIP Units shall be fully vested upon issuance, and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be settled in shares of the Company’s Class A common stock. The BRRE Entities will be entitled to receive “distribution equivalents” with respect to the Q2 Reimbursement LTIP Units at the time distributions are paid to the holders of the Company’s Class A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: August 13, 2018	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Financial Officer and Treasurer